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                                                                 Exhibit No. 4.8
          THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE CITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO CARPENTER TECHNOLOGY CORPORATION (THE "COMPANY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER PERSON), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OF 1993, AS AMENDED (THE "SECURITIES ACT"), (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION'S UNDER THE SECURITIES ACT, PROVIDED THAT, PRIOR TO SUCH TRANSFER, THE TRANSFEROR FURNISHES TO THE COMPANY AND THE TRUSTEE A CERTIFICATE CONTAINING CERTAIN REPRESENTATIONS RELATING TO THE PROPOSED TRANSFER BEING EFFECTED PURSUANT TO AND IN ACCORDANCE WITH REGULATION S (THE FORM OF WHICH CERTIFICATE CAN BE OBTAINED FROM THE TRUSTEE), OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT

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TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR
TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                                        2

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REGISTERED NO.  FX-_______________            CUSIP NO.:  ______________________

PRINCIPAL AMOUNT:  One Hundred Million Dollars ($100,000,000)

                        CARPENTER TECHNOLOGY CORPORATION

                           MEDIUM-TERM NOTE, SERIES C
             Due From 9 Months to 30 Years From Original Issue Date
                                  (Fixed Rate)

ORIGINAL ISSUE PRICE: 99.421%

ORIGINAL ISSUE DATE: August 13, 2001

INTEREST RATE: 7.625%

STATED MATURITY: August 15, 2011

INTEREST PAYMENT DATES: February 15 and August 15, commencing February 15, 2002

REGULAR RECORD DATES: February 1 and August 1

OTHER PROVISIONS: This Security may not be redeemed at the option of the Company prior to Stated Maturity. This Security is not repayable at the option of the Holder prior to Stated Maturity.

                                        3

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                        CARPENTER TECHNOLOGY CORPORATION

          Carpenter Technology Corporation, a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of One Hundred Million Dollars ($100,000,000) on August 15, 2011 and to pay interest thereon from the Original Issue Date specified above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 15 and August 15 in each year, commencing February 15, 2002, at the rate of 7.625% per annum, until the principal hereof is paid or made available for payment; provided that any
                                                        --------
principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of 7.625% per annum, from the dates such amounts are due until they are paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date; provided, however, that interest payable
                                      --------  -------
at Stated Maturity or upon earlier repurchase or repayment will be payable to the Person to whom principal shall be payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be set by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in Wyomissing, Pennsylvania, of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest may
--------  -------
be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. The Company will, at all times, appoint and maintain a paying agent, initially the Trustee (the "Paying Agent"), authorized by the Company to pay the principal of, and premium, if any, or interest on, this Security on behalf of the Company to the person entitled thereto.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                                        4

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          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                                        5

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          In Witness Whereof, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:__________________________________   CARPENTER TECHNOLOGY CORPORATION


                                           By:
                                              __________________________________

                                           _____________________________________
                                           Name:
                                           Title:


Attest:_____________________________________
       Name:
       Title:


                          CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.

                                           U.S. Bank Trust National Association,
                                           as Trustee


                                           By:__________________________________

                                           _____________________________________
                                           Authorized Signatory

                                        6

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                              (Reverse of Security)

                        CARPENTER TECHNOLOGY CORPORATION

                           MEDIUM-TERM NOTE, SERIES C
             Due from 9 Months to 30 Years From Original Issue Date
                                  (Fixed Rate)

          This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of January 12, 1994 (herein called the "Indenture", which term shall here the meaning assigned to it in such instrument), between the Company and U.S. Bank Trust National Association, as successor Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof. The Securities of this series may be issued from time to time in an aggregate initial offering price of up to $100,000,000, may mature at different times, bear interest, if any, at different rates, and be redeemable at different times or not at all.

          Payment of interest on this Security with respect to any Interest Payment Date will include interest accrued to but excluding such Interest Payment Date. Interest on this Security will be computed on the basis of a 360-day year of twelve 30-day months.

          Any Payment on this Security due on any date which is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the due date, and no interest shall accrue for the period from and after such date.

          In the event of repurchase or repayment of this Security in part only, a new Security or Securities of this series and of like tenor for the remaining portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in this Indenture.

          If an Event of Default with respect to Securities of this series shall occur and be continuing, the entire principal amount of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment of (i) the amount of principal so declared due and payable and (ii) interest on any overdue principal, premium and interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and premium and interest, if any, on the Securities of this series shall terminate.

                                        7

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          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall affect or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rates, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                                        8

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          The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof. As pro vided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          This Security shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of laws provisions thereof.

          Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common); TEN ENT (= tenants by the entireties); JT TEN (= joint tenants with right of survivorship and not as tenants in common); CUST (= Custodian); and U/G/M/A (= Uniform Gifts to Minors
Act). Additional abbreviations may be used though not listed above.

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________
     (Please print or typewrite name and address, including postal zip code, of assignee)



________________________________________________________________________________
      (Please insert social security number or other identifying number of assignee)

the within Security of Carpenter Technology Corporation and hereby does irrevocably constitute and appoint

________________________________________________________________________________

Attorney to transfer said Security on the books of the within named Company, with full power of substitution in the premises.

Dated:_______________________________                ___________________________
                                                     NOTE: The Signature to this
                                                     assignment must correspond
                                                     with the name as written
                                                     upon the face of the within
                                                     Security in every
                                                     particular, without
                                                     alteration or enlargement
                                                     or any change whatsoever.

                                       10